Exhibit 5.1

53rd at Third
885 Third Avenue
New York, New York 10022-4834
Tel: +212.906.1200 Fax: +212.751.4864
www.lw.com

FIRM / AFFILIATE OFFICES
	Barcelona	New Jersey
	Brussels	New York
	Chicago	Northern Virginia
	Frankfurt	Orange County
	Hamburg	Paris
	Hong Kong	San Diego
	London	San Francisco
February 27, 2008	Los Angeles	Shanghai
	Madrid	Silicon Valley
	Milan	Singapore
	Moscow	Tokyo
	Munich	Washington, D.C.

File No. 042476-0003

Avon Products, Inc.

1345 Avenue of the Americas

New York, New York 10105-0196

Re:	Avon Products, Inc.
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Avon Products, Inc., a New York corporation (the “Company”), and those subsidiaries of the Company listed on Schedule I hereto (the “Guarantors” and, together with the Company, the “Registrants”) in connection with their filing on February 27, 2008, with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration for issue and sale by the Company (and one or more of the Guarantors, as applicable) of: (a) one or more series of debt securities (the “Debt Securities”), which may be guaranteed (the “Guarantees”) by one or more of the Guarantors, (b) shares of preferred stock of the Company, par value $1.00 per share (the “Preferred Stock”), (c) depositary shares representing an interest in a fractional share or multiple shares of preferred stock of the Company and evidenced by a depositary receipt (the “Depositary Shares”), (d) shares of common stock of the Company, par value $0.25 per share (the “Common Stock”), (e) warrants to purchase Debt Securities, Preferred Stock, Depositary Shares or Common Stock (the “Warrants”), and (f) any combination of the foregoing. The Debt Securities and any Guarantees will be issued pursuant to an indenture by and among the Company, as issuer, and if applicable one or more of the Guarantors, as guarantors, and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), in the form included as Exhibit 4.3 to the Registration Statement, as such indenture may be supplemented from time to time (the “Indenture”). Any Debt Securities may be exchangeable for and/or convertible into shares of Common Stock or Preferred Stock or into other securities. Any of the Preferred Stock may also be exchangeable for and/or convertible into shares of Common Stock or another series of Preferred Stock or into other securities. The Depositary Shares may be issued under one or more Deposit Agreements (each, a “Deposit Agreement”) by and between the Company and a bank or trust company selected by the Company and identified in the applicable Deposit Agreement as depositary agent (each, a “Depositary”). The Warrants may be issued under one or more warrant

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agreements (each, a “Warrant Agreement”) by and between the Company and a bank or trust company selected by the Company and identified in the applicable Warrant Agreement as warrant agent (each, a “Warrant Agent”). The Indenture, each Deposit Agreement and each Warrant Agreement are herein collectively referred to as the “Agreements.” The Debt Securities, Guarantees, Preferred Stock, Depositary Shares, Common Stock and Warrants are herein collectively called the “Securities.” You have provided us with a draft of the Registration Statement in the form in which it will be filed, which includes a form of prospectus (the “Prospectus”). The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Prospectus or any Prospectus Supplement other than as expressly stated herein with respect to issue of the Securities.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Registrants and others as to factual matters without having independently verified such factual matters. In our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company and the Guarantors in connection with the authorization of the Agreements and authorization, issuance and sale of the Securities. For the purposes of this opinion, we have assumed that such proceedings to be taken in the future will be completed timely in the manner presently proposed and that the terms of each issuance will otherwise be in compliance with law. We are opining herein as to the internal laws of the State of New York (which we have with your consent assumed will be chosen to govern the Agreements and the Securities) and the general corporation law of the State of Delaware (the “DGCL”), and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agency within any state.

Subject to the foregoing and the other matters set forth herein, it is our opinion that as of the date hereof:

(1)(a) When the Indenture has been duly authorized, executed and delivered by the Company, and when the specific terms of any particular series of Debt Securities have been duly established in accordance with the Indenture and applicable law and authorized by all necessary corporation action of the Company (including, without limitation, by the adoption by the Board of Directors of the Company of resolutions duly authorizing the issuance and delivery of such Debt Securities), and when any such Debt Securities have been duly executed and issued by the Company, duly authenticated by the Trustee and duly delivered by or on behalf of the Company against payment therefor in accordance with the Indenture and in the manner contemplated by the Registration Statement, the Prospectus and/or the applicable Prospectus Supplement(s) and by such corporate action, such Debt Securities will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with its terms.

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(b) When the Indenture (including the Guarantees contained therein) has been duly authorized, executed and delivered by the Company and one or more Guarantors, and when the specific terms of any particular series of Debt Securities and the related Guarantees have been duly established in accordance with the Indenture and applicable law and authorized by all necessary corporate or limited liability company action of the Company and each such Guarantor (including, without limitation, by the adoption by the Board of Directors of the Company of resolutions duly authorizing the issuance and delivery of such Debt Securities and the adoption by the Board of Directors (or similar governing body) of each such Guarantor of resolutions duly authorizing the issuance and delivery of the Indenture (including the Guarantees contained therein related to such Debt Securities)), and when any such Debt Securities have been duly executed and issued by the Company, duly authenticated by the Trustee and duly delivered by or on behalf of the Company against payment therefor in accordance with the Indenture and in the manner contemplated by the Registration Statement, the Prospectus and/or the applicable Prospectus Supplement(s) and by such corporate or limited liability company action, the Guarantees contained in the Indenture will be the legally valid and binding obligations of each such Guarantor, enforceable against each such Guarantor in accordance with their terms.

(2) When a series of Preferred Stock has been duly established in accordance with the terms of the Company’s certificate of incorporation, as amended (the “Restated Certificate of Incorporation”), and authorized by all necessary corporate action of the Company, and upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement, the Prospectus and/or the applicable Prospectus Supplement(s) and by such corporate action, such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

(3) When a Deposit Agreement has been duly authorized, executed and delivered by the Company in accordance with applicable law, the specific terms of a particular issuance of Depositary Shares have been duly established in accordance with the Deposit Agreement and authorized by all necessary corporate action of the Company, and the Depositary Shares have been duly executed, issued and delivered by the Depositary against payment therefor in accordance with the Deposit Agreement and in the manner contemplated by the Registration Statement, the Prospectus and/or the applicable Prospectus Supplement(s) and by such corporate action (assuming the underlying Preferred Stock has been validly issued and deposited with the Depositary), such Depositary Shares will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

(4) When an issuance of Common Stock has been duly authorized by all necessary corporate action of the Company, upon issuance, delivery and payment therefor and in an amount not less than the par value thereof and in the manner contemplated by the Registration Statement, the Prospectus and/or the applicable Prospectus Supplement(s) and by such corporate action, such shares of Common Stock will be validly issued, fully paid and nonassessable.

(5) When a Warrant Agreement has been duly authorized, executed and delivered by the Company in accordance with applicable law, the specific terms of a particular issuance of Warrants have been duly established in accordance with the Warrant Agreement and authorized by all necessary corporate action of the Company, and the Warrants have been duly executed,

February 27, 2008

authenticated, issued and delivered against payment therefor in accordance with the Warrant Agreement and in the manner contemplated by the Registration Statement, the Prospectus and/or the applicable Prospectus Supplement(s) and by such corporate action (assuming the securities issuable upon exercise of the Warrants have been duly authorized and reserved for issuance by all necessary corporate action and in accordance with applicable law), the Warrants will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief, (c) the waiver of rights or defenses under usury laws; (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy; (e) any provision permitting, upon acceleration of the Debt Securities, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon; and (f) the severability, if invalid, of provisions to the foregoing effect.

With your consent, we have assumed (a) that each of the Debt Securities, the Guarantees and the Agreements (collectively, the “Documents”) has been duly authorized, executed and delivered by the parties thereto other than the Company and each of the Specified Guarantors, (b) that the Documents constitute legally valid and binding obligations of the parties thereto other than the Company and each of the Guarantors, enforceable against each of them in accordance with their respective terms, and (c) that the status of the Documents as legally valid and binding obligations of the parties is not affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose

February 27, 2008

consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP

February 27, 2008

SCHEDULE I

GUARANTORS

Name of Subsidiary	Jurisdiction of Incorporation or Organization

Avon Capital Corporation	Delaware

Avon International Operations, Inc.	Delaware

Avon-Lomalinda, Inc.	Delaware

Avon (Windsor) Limited	Delaware

Manila Manufacturing Company	Delaware

Surrey Leasing, Limited	Delaware

Retirement Inns of America, Inc.	Delaware

Avon Pacific, Inc.	Delaware

Avon Aliada LLC	Delaware

Avon Land Development Corp.	Delaware

Avon Component Manufacturing, Inc.	Delaware

Avon Americas, Ltd.	New York

Avon Overseas Capital Corporation	New York

California Perfume Company, Inc.	New York

Surrey Products, Inc.	New York